EXHIBIT 23.2
                                                                    ------------



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-90512, 333-47258, 333-116348 and 333-116349) of
CAS Medical Systems, Inc. of our report dated February 17, 2004, except for Note 2, as to which the date is March 28, 2005, relating to the financial statements, which appears in this Form 10-KSB.


/s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
March 28, 2005